As filed with the Securities and Exchange Commission on June 19, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIRCUIT CITY STORES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-0493875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9950 Mayland Drive

Richmond, Virginia 23233

(804) 486-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reginald D. Hedgebeth, Esq.

Senior Vice President, General Counsel and Secretary

Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, Virginia 23233

(804) 486-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randall S. Parks, Esq.

W. Lake Taylor, Jr., Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

(804) 788-8220

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☐

(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt securities
Preferred stock(3)
Common stock(4)
Warrants

(1)	Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the Registration Fee.

(3)	Includes an indeterminate number of shares of the Registrant’s preferred stock that may be issued upon exercise of warrants or conversion of debt securities registered hereby.

(4)	Includes an indeterminate number of shares of the Registrant’s common stock that may be issued upon conversion of the preferred stock or debt securities or upon exercise of warrants registered hereby.

PROSPECTUS

Circuit City Stores, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus provides a general description of the following securities that Circuit City Stores, Inc. may offer hereunder from time to time: debt securities, preferred stock, common stock and warrants. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of our company. We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on an immediate, continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms of the related offering.

Our common stock is listed on the New York Stock Exchange under the symbol “CC.”

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2008

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement or any related free writing prospectus is accurate only as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer or soliciting the purchase of these securities in any jurisdiction where the offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we may, at any time and from time to time, sell any of the securities described in this prospectus, or any combination of such securities, in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for the complete contents.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company and our financial statements. The registration statement and exhibits can be read at the SEC’s Web site or at the SEC as described under “Where You Can Find More Information.”

References in this prospectus to “Circuit City,” the “company,” “we,” “us” and “our” refer to Circuit City Stores, Inc. and its subsidiaries.

References herein to “$” and “dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed a registration statement that contains this prospectus and related exhibits with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at www.sec.gov or at our investor information Web site at http://investor.circuitcity.com. As noted below, the information contained in, or that can be accessed through, our Web site is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Our SEC filings are available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings filed earlier with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are included in SEC File No. 1-5767:

•	our Annual Report on Form 10-K for the fiscal year ended February 29, 2008;

•	our Current Report on Form 8-K filed with the SEC on May 9, 2008;

•	our definitive proxy statement on Schedule 14A filed with the SEC on May 29, 2008; and

•	the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on September 13, 2005.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” all of which will be included in SEC File No. 1-5767, on or after the date of the filing of the registration statement and prior to the termination of the offering. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings filed earlier with the SEC.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, Virginia 23233

Attention: Corporate Secretary

Telephone: (804) 486-4000

FORWARD-LOOKING STATEMENTS

The provisions of the Private Securities Litigation Reform Act of 1995 provide companies with a “safe harbor” when making forward-looking statements. This “safe harbor” encourages companies to provide prospective information about their companies without fear of litigation. This prospectus, any prospectus supplement, the documents incorporated by reference and other written reports and oral statements made by us from time to time may contain “forward-looking statements” and our future results are subject to this safe harbor. We wish to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act. Our statements that are not historical facts are forward-looking statements and involve various risks and uncertainties. In most cases, you can identify our forward-looking statements by words such as “expect,” “anticipate,” “believe,” “should,” “may,” “plan,” “will” or similar words.

Forward-looking statements are estimates and projections reflecting our judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect. The retail industry and the specialty retail industry, in particular, are dynamic by nature and have undergone significant changes in recent years. Our ability to anticipate and successfully respond to the continuing challenges of our industry is key to achieving our expectations. Important factors that could cause actual results to differ materially from estimates or projections contained in our forward-looking statements can be found in our filings with the SEC, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report.

We believe our forward-looking statements are reasonable. However, undue reliance should not be placed on forward-looking statements, which are based on current expectations. We assume no obligation to update or provide revisions to any forward-looking instruments should circumstances change, except as otherwise required by securities or other applicable laws.

THE COMPANY

We are a leading specialty retailer of consumer electronics, home office products, entertainment software, and related services. We have two reportable segments: our domestic segment and our international segment.

Our domestic segment is engaged in the business of selling brand-name and private-label consumer electronics, personal computers, entertainment software, and related services in our stores in the United States and via the internet at www.circuitcity.com and www.firedog.com. At February 29, 2008, the domestic segment operated 682 Superstores and 11 other stores in 158 U.S. media markets.

Our international segment, which is comprised of the operations of InterTAN, Inc., is engaged in the business of selling private-label and brand-name consumer electronics in Canada. The international segment’s headquarters are located in Barrie, Ontario, Canada, and it operates through retail stores and dealer outlets in Canada primarily under the trade name The Source By Circuit CitySM. At February 29, 2008, the international segment conducted business through 779 retail stores and dealer outlets, which consisted of 502 company-owned stores and 277 dealer outlets. The international segment also operates a Web site at www.thesource.ca. In February 2007, our board of directors authorized management to explore strategic alternatives for InterTAN, Inc., which could include the sale of the operation.

Circuit City was incorporated under the laws of the Commonwealth of Virginia in 1949. Our corporate headquarters are located at Circuit City Stores, Inc., 9950 Mayland Drive, Richmond, Virginia 23233, our telephone number is (804) 486-4000 and our investor information Web site is http://investor.circuitcity.com. The information contained in, or that can be accessed through, our Web site and the Web sites for our domestic and international segments is not a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, future prospects, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include, but are not limited to, additions to working capital, capital expenditures, the repurchase, redemption or retirement of any outstanding securities, including shares of our common stock, the repayment of any outstanding borrowings, investments in or loans to our subsidiaries and possible acquisitions. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of the (loss) earnings from continuing operations before income taxes, adjusted by adding fixed charges and amortization of capitalized interest and subtracting interest capitalized during the period. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs and the portion of rent expense representative of the interest factor. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Fiscal Year Ended
	February 29, 2008	February 28, 2007		February 28, 2006		February 28, 2005		February 29, 2004
Ratio of earnings to fixed charges	*	1.1	x	2.9	x	1.8	x	*

*	Due to our losses in the fiscal years ended February 29, 2008, and February 29, 2004, the ratio for these periods was less than 1:1. We would have had to generate additional earnings of $358.5 million and $1.6 million in the fiscal years ended February 29, 2008, and February 29, 2004, respectively, to achieve a coverage ratio of 1:1.

DESCRIPTION OF DEBT SECURITIES

General

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may be our unsubordinated obligations, which we refer to as “senior debt securities,” or our subordinated obligations, which we refer to as “subordinated debt securities.” The senior debt securities will be issued under the senior debt indenture, will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under the subordinated debt indenture, will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness,” as defined below. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

We may issue as many distinct series of debt securities under either indenture as we wish without limitation as to aggregate principal amount under the terms of the relevant indenture. Neither indenture limits our ability to incur additional indebtedness. This section summarizes the material terms of the debt securities that are common to all series. The terms of the series described in the prospectus supplement relating to that series may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

This section does not describe every aspect of the debt securities or the indentures. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus and the applicable prospectus supplement. A copy of the form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, certain terms of which are made a part of the indentures by reference.

“Debt securities” in this prospectus refers to both the senior debt securities and the subordinated debt securities. In this “Description of Debt Securities” section, references to “Circuit City,” “the company,” “we,” “our” or “us” are only to Circuit City Stores, Inc. and not its subsidiaries. Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

Role of the Trustee

The trustee has two main roles:

•

the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations, however, on the extent to which the trustee acts on your behalf as described below under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs;” and

•	the trustee performs administrative duties for us, such as sending you interest payments, registering the transfer of your debt securities to a new holder and sending you notices.

Terms of Debt Securities

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms relating to a particular series of debt securities will be described in a prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe to the extent applicable, the following terms of the series:

•	the title of the series of debt securities;

•

whether it is a series of senior debt securities or a series of subordinated debt securities and, if subordinated debt securities, the related subordination terms if different from those described under “—Subordination Provisions;”

•	any limit on the aggregate principal amount of the series of debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption, in whole or in part, at our option or the option of the holder;

•

the date, if any, on or after which and the price or prices at which the series of debt securities, in accordance with any optional or mandatory redemption provisions, may be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities, if other than the currency of the United States;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	any addition or change to the restrictive covenants applicable to such series of debt securities;

•	whether the debt securities will be subject to defeasance as described under “—Defeasance” or otherwise;

•	any event of default under the series of debt securities if different from, or in addition to, those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•

if the series of debt securities will be initially issuable only in the form of a global security, as described under “Legal Ownership—Global Securities,” the depositary or its nominee with respect to the series of debt securities, if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depositary or its nominee;

•	the location where the security register will be maintained and the location of the paying agent;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other terms, additional covenants, or special features of the series of debt securities.

Form, Exchange and Transfer

The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

A global security will be issued in denominations equal to the aggregate principal amount of outstanding debt securities represented by that global security. See “—Legal Ownership” below for additional information regarding global securities and the limitations on your rights as the beneficial owner of an interest in a global security.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice mailed at least 30 days but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable prospectus supplement, that notice may state that (1) the redemption will be conditional upon the trustee or paying agent receiving sufficient funds to pay the principal, premium and interest on the debt securities subject to redemption on the date fixed for redemption and (2) if the trustee or the paying agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem the debt securities subject to redemption.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may, but will not be required to, issue, register the transfer of or exchange debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in a prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Unless the prospectus supplement states otherwise, we will pay principal, interest and any other money due on the debt securities at the office of the paying agent whom we will designate for this purpose. The paying agent will pay interest and any other money due on debt securities issued as global securities by wire transfer to the holder of those global securities. You must make arrangements to have your payments on debt securities that are not in global form picked up at, or wired from, that office. We may also choose to pay interest by mailing checks.

We may also arrange for additional paying agents, and may change paying agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Subordination Provisions

Subordinated debt securities will be subject to contractual provisions in the subordinated debt indenture that may prohibit us from making payments on those securities under certain circumstances. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we issue under the senior debt indenture. However, payment from the cash or the proceeds of U.S. government notes or bonds held in any defeasance trust (as described below under “—Defeasance”) will not be subordinated to any senior indebtedness or subject to these restrictions.

Unless otherwise defined in a prospectus supplement for a series of subordinated debt securities, “senior indebtedness” means all amounts payable by us under or in respect of all of our indebtedness, including the principal of, premium, if any, interest, penalties, fees and other charges or any other payment due pursuant thereto, whether incurred on, before or after the date of the subordinated debt indenture; provided, however, that the following will not constitute senior indebtedness:

•	any indebtedness of the company owed to a person when such person is a subsidiary of the company,

•	any indebtedness that by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the debt securities,

•	any indebtedness to the extent incurred in violation of the subordinated debt indenture,

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or

•

all other debt securities of the company issued by us, to any trust or a trustee of such trust, or to a partnership or other affiliate of the company that acts as a financing vehicle for the company, in connection with the issuance by such vehicles of equity securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•

in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period until the payment default has been cured or waived or ceased to exist and any related acceleration has been rescinded or such senior indebtedness has been paid in full or

•

in the event that the trustee or we receive written notice that any event of default with respect to certain designated senior indebtedness has occurred and is continuing, permitting the holders of that designated senior indebtedness (or a trustee) to accelerate the maturity of that designated senior indebtedness, whether or not the maturity is in fact accelerated until, either (1) the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or such designated senior indebtedness has been paid in full or (2) the 179th day after the date the trustee or we received the notice referred to above.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to deliver that payment or distribution to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any payment until the claims of the holders of senior indebtedness have been fully satisfied.

Covenants

We have made certain promises in each indenture called “covenants” where, among other things, we promise to maintain our corporate existence. Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. Any covenants with respect to a series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

We are generally permitted to consolidate or merge with another corporation (as defined below). We are also permitted to sell or lease all or substantially all of our properties and assets to another corporation, or to buy or lease all or substantially all of the properties and assets of another corporation. However, we may not take any of these actions unless:

•

either (1) we will be the continuing corporation or (2) the corporation (if other than the company) formed by such consolidation or into which we are merged or the corporation that acquires by conveyance, transfer or lease all or substantially all of our properties and assets, which we refer to as the “successor corporation,” (a) is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (b) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the debt securities and the applicable indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the successor corporation or any subsidiary of the successor corporation as a result of such transaction as having been incurred by the successor corporation or such subsidiary at the time of such transaction), no default or event of default exists; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable indenture and that all conditions precedent in the applicable indenture provided for relating to such transaction have been complied with.

For purposes of this section, “corporation” means a corporation, partnership, company (including a limited liability company), joint venture, association, joint-stock company or trust.

Modification and Waiver

There are three types of changes we can make to either indenture and the debt securities issued under that indenture.

Changes Requiring Your Approval

First, there are changes that cannot be made to your debt securities without the approval of each holder affected thereby. Following is a list of those types of changes:

•	change the payment date of the principal or any installment of principal or interest on a debt security;

•	reduce any other amounts due on a debt security;

•	reduce the amount of principal due and payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to institute suit to enforce any payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into other securities;

•	amend the subordination provisions of the subordinated debt indenture or add subordination provisions to the senior debt indenture;

•	reduce the percentage in aggregate principal amount of holders of debt securities of any series whose consent is needed to modify or amend the applicable indenture or any supplement thereto;

•

reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or any supplement thereto or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture or any supplement thereto.

Changes Requiring a Majority Vote

The second type of change to a particular indenture or any supplement thereto and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of all series affected by the change, each series voting together as a single class. Most other changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of each holder affected thereby, and, as noted below, changes not requiring any approval.

We need holders of senior debt securities or subordinated debt securities owning a majority of the principal amount of the relevant affected series to obtain a waiver of any past default with respect to such series, except a payment default listed in the first or second category described below under “—Default and Related Matters—Events of Default —What is an Event of Default?” or a default in respect of a covenant or provision that, as noted above, may not be amended or modified without the consent of each holder affected thereby.

Each indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the applicable indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in a prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of a specified date.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if they have been fully defeased, as described under “Defeasance—Legal Defeasance.” Debt securities owned by us or any of our affiliates will also not be considered outstanding or eligible to vote.

If we determine to set a record date, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and the action voted upon must be effective within 90 days following the record date.

Indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Defeasance

The following discussion of legal defeasance and covenant defeasance provisions will be applicable to your series of debt securities only if the applicable prospectus supplement states that they will apply to that series.

Legal Defeasance

If there is a change in federal income tax law, as described below, we can legally release ourselves from any payment or other obligations, with certain limited exceptions, on any series of debt securities, called “legal defeasance,” if we put in place the following arrangements for you to be repaid:

•

we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we must deliver to the trustee a legal opinion of our counsel that is based on and confirms the tax law change described below; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

There must be a change in current federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption.

In the event of legal defeasance, you would have to rely solely on the trust holding the deposited cash and/or U.S. government notes or bonds for repayment of the debt securities. In addition, in the case of subordinated debt securities, the provisions described under “— Subordination Provisions” will not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from specified restrictive covenants in the debt securities, including those described under “— Consolidation, Merger and Sale of Assets” and any other covenants applicable to the series of debt securities and described in the prospectus supplement and the events of default relating to breach of covenants. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and/or U.S. government notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to any series of debt securities, any of the following:

•	we do not pay the principal of or any premium on a debt security of that series on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, within 30 days of its due date, if we agree to maintain any such sinking fund;

•	we fail to comply with the conditions described above under “—Consolidation, Merger and Sale of Assets”;

•

we fail to perform or remain in breach of any covenant contained in the applicable indenture for the benefit of the debt securities of that series or any other term of the applicable indenture for 90 days after we receive a written notice of default stating we are in breach and requiring it to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the affected series;

•	we file for, or consent to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.” If an event of default has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If, however, we file for, or consent to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, all of the debt securities of the affected series shall become immediately due and payable without any declaration of acceleration of maturity or any other action on the part of the trustee or the holders of the debt securities of the affected series. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, under certain circumstances, may rescind and annul such acceleration and its consequences if all events of default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture and certain other conditions are met. See “—Modification and Waiver.”

Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series. The trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series of debt securities if the trustee in good faith considers it to be in the interest of holders to do so.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the holders of at least 25% in aggregate principal amount of all outstanding debt securities of the relevant series must make written request that the trustee take action because of the event of default, and must offer satisfactory indemnity to the trustee against the cost, expenses and liabilities of taking that action;

•

the trustee must have not received during the 60-day period referred to below from holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default or event of default and its status.

Notices

We and the trustee will send notices regarding the debt securities only to holders at their addresses as listed in the records of the security registrar.

Governing Law

The indentures and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Legal Ownership

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described below under “—Indirect Holders.”

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will initially be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that generally:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Indirect Holders;”

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Exchanged For Physical Certificates. In a few special situations described below, interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of direct and indirect holders in the debt securities are described below under “—Direct Holders” and “—Indirect Holders.”

The special situations when a global security may be exchanged for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and no successor depositary has been appointed within 90 days after this notice;

•

when we notify the trustee that we wish to exchange physical certificates for the global security, provided that we understand that under current industry practices, The Depository Trust Company would notify its participants of this determination, but would only withdraw beneficial interests from a global security at the request of participants; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations when a global security may be exchanged for physical certificates that would apply only to the particular series of debt securities covered by that prospectus supplement. When physical certificates are to be exchanged for a global security, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders of the physical certificates.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, are only to persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted below, we do not have obligations to you if you hold through indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described above. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will not be recognized by us as legal holders of debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes the provisions of our amended and restated articles of incorporation, or our “articles of incorporation,” and amended bylaws, or our “bylaws,” that would be important to holders of our common stock and preferred stock. We urge you to read our articles of incorporation and bylaws, which are exhibits to the registration statement that contains this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 2,000,000 shares of preferred stock, par value $20 per share, and 525,000,000 shares of common stock, par value $0.50 per share. As of March 31, 2008, approximately 168,793,070 shares of common stock were issued and outstanding. We have no shares of preferred stock outstanding.

Authorized shares of common stock and preferred stock will be available for issuance without further action by our shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our common stock is currently listed on the New York Stock Exchange under the symbol “CC.” The rules of the New York Stock Exchange require shareholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase of at least 20% in the number of outstanding shares of common stock or in the amount of voting securities outstanding (unless the shares are issued in a public offering for cash or in bona fide private financings meeting specified conditions).

Common Stock

Holders of common stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock have the capacity to elect all the members of our board of directors. Except as otherwise required by law or with respect to any outstanding series of preferred stock, the holders of common stock possess all voting power.

Wells Fargo Shareowner Services serves as the stock transfer agent and registrar for our common stock.

Preferred Stock

Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including, but not limited to:

•	the maximum number of shares in the series and the designation of the series;

•	the rate of dividend, the time of payment, whether dividends will be cumulative and if so, the dates from which they will be cumulative, and the extent of participation rights, if any;

•

any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action; provided, that no holder of shares of preferred stock may be entitled to more than one vote per share;

•	the price at and the terms and conditions on which shares may be redeemed;

•	the amount payable upon shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares;

•	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

•	any other designations, rights, preferences or limitations that are now or hereafter permitted by Virginia law and are not inconsistent with the provisions of our articles of incorporation.

The description of the specific terms of each class or series of preferred stock will be in the prospectus supplement accompanying this prospectus. If there are differences between the prospectus supplement applicable to the particular series of preferred stock and this prospectus, the prospectus supplement will control. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to our common stock, and on a parity with shares of any other outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstance, preferred stock could also restrict dividend payments to our holders of common stock.

The stock transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Dividends

Subject to preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds legally available for the payment of dividends. Under Virginia law, the payment of dividends on our common stock is limited to legally available assets and is at the discretion of our board of directors. The decision to declare a dividend depends upon various factors, including our financial condition, results of operations, business requirements and other factors deemed relevant by our board of directors.

Liquidation Rights

Upon liquidation, dissolution or winding up, holders of common stock are entitled to receive pro rata all assets available for distribution after payment of amounts due to creditors and holders of any preferred stock having a liquidation preference.

Preemptive Rights

Neither the holders of our common stock nor of any series of our preferred stock are entitled to any preemptive rights.

Anti-Takeover Provisions of Virginia Law and Our Articles of Incorporation and Bylaws

Virginia law and our articles of incorporation and bylaws contain provisions that may have the effect of discouraging or impeding the acquisition of control of our company by means of a transaction not approved by our board of directors. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to an unsolicited takeover attempt that is unfair to our shareholders. The following discussion concerns material provisions of Virginia law and our articles of incorporation and bylaws that could be viewed as having the effect of discouraging or impeding the acquisition of control of our company by means of a transaction not approved by our board of directors.

Approval of Mergers and Other Extraordinary Transactions

Virginia law requires the affirmative vote of more than two-thirds of the votes entitled to be cast for the approval of mergers, statutory share exchanges, certain sales or other dispositions of our assets outside the usual and regular course of business or the dissolution of our company.

Affiliated Transactions Statute

We are subject to the Virginia law regulating “affiliated transactions.” In general, this law prohibits a Virginia corporation from engaging in affiliated transactions with any holder of more than 10% of any class of its outstanding shares, or an “interested shareholder,” for a period of three years following the date that such person became an interested shareholder unless:

•

the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•	before the date the person became an interested shareholder, the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

After three years, any such transaction must be at a “fair price,” as statutorily defined or must be approved by the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder.

An affiliated transaction generally is defined as any of the following transactions:

•

a merger, a share exchange, or material dispositions of corporate assets not in the ordinary course of business, to or with an interested shareholder, or any material guarantee of any indebtedness of any interested shareholder;

•

certain sales or other dispositions of the corporation’s voting shares or any of its subsidiaries having an aggregate fair market value greater than 5% of the aggregate fair market value of all outstanding voting shares;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•

any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with any of its subsidiaries, that increases the percentage of the corporation’s outstanding voting shares or any of its subsidiaries, owned beneficially by any interested shareholder by more than 5%.

Control Share Acquisitions Statute

Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33-1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or

•	the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.

The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

As permitted by Virginia law, our board of directors has adopted a bylaw opting out of the control share acquisition provisions of Virginia law.

Articles of Incorporation and Bylaw Provisions

Preferred Stock. As discussed above, under our articles of incorporation, our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series. Our board of directors could issue a series of preferred stock having terms that could discourage an acquisition attempt through which an acquiror might be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over the then-current market price of our common stock.

Board of Directors. Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interest of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Our board of directors is divided into three classes of directors serving staggered three-year terms. Each class consists of, as nearly as possible, one-third of the total number of directors. The classification of directors makes it more difficult for shareholders to change the composition of our board of directors. The classification provisions of our articles of incorporation could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of our company.

Our articles of incorporation provide that the number of directors will be fixed by our bylaws but may not exceed 17. Our bylaws currently fix the number of directors at 12. Under Virginia law and our bylaws, our board of directors may amend the bylaws from time to time to increase or decrease the number of directors by up to 30% of the number of directors immediately following the most recent election of directors by our shareholders.

Under Virginia law, a member of our board of directors may be removed with or without cause by a majority of the votes entitled to be cast at a meeting of shareholders called expressly for that purpose at which a quorum is present. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.

Our bylaws provide that any vacancy occurring on our board of directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by:

•	our shareholders;

•	the remaining directors; or

•	the affirmative vote of a majority of the remaining directors, though less than a quorum.

Special Meetings of Shareholders. Our bylaws provide that special meetings of shareholders may be called only by the chairman of our board of directors, our president or our board of directors.

Shareholder Nominations and Proposals. Our bylaws provide that a shareholder may nominate one or more persons for election as directors at a meeting only if advance notice of such nomination has been delivered to our secretary by personal delivery or United States mail, not later than:

•	with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting; or

•	with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders.

That notice must include:

•	the name and address of the shareholder making the nomination and of the person or persons being nominated;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

•	a description of all the arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination is being made by the shareholder;

•

any other information regarding each nominee that would be required by the SEC to be included in a proxy statement had the nominee been nominated or intended to be nominated by the board of directors; and

•	the consent of each nominee to serve as a director of our company if so elected.

Our bylaws provide that a shareholder may present business before an annual meeting of shareholders if advance notice of such proposal has been delivered to our secretary or an assistant secretary of our company by personal delivery or United States mail:

•	on or after February 1st and before March 1st of the year in which the meeting will be held; or

•	not less than 90 days before the date of the meeting if the date of such meeting has been changed by more than 30 days.

That notice must include:

•	the name and address of the shareholder proposing business;

•

the class and number of shares of our stock beneficially owned by such shareholder and a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to present the business;

•

a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for conducting such business at the meeting; and

•	any interest that the shareholder may have in such business.

These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any shareholder to a vote of the shareholders.

Actions by Shareholders without a Meeting. Under Virginia law, unless otherwise provided in a Virginia corporation’s articles of incorporation, shareholders may take action without a meeting only by unanimous written consent. Our articles of incorporation do not include a provision that permits our shareholders to take action without a meeting other than by unanimous written consent.

Amendments to Our Articles of Incorporation

Any amendment of our articles of incorporation that has the effect of (1) reducing the vote required to approve a merger, a statutory share exchange, a sale of all or substantially all assets or the dissolution of our company or (2) modifying Article VI of our articles of incorporation, which provides for our classified board structure or (3) deleting all or part of the provisions of Article VI of our articles of incorporation relating to (1) or (2) requires the approval of the holders of more than two-thirds of the outstanding shares of our common stock and may require approval as a separate voting group by any series of preferred stock outstanding in the future.

Liability of Officers and Directors

Our articles of incorporation provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at our request as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of our company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law. Our articles of incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of our company for monetary damages to us or our shareholders in any action, suit or proceeding, to the full extent permitted by Virginia law as currently in effect or as hereafter amended.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Circuit City pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•

the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant, and any provision for adjustment of the number or amount of securities receivable upon exercise of the warrants or exercise price of the warrants;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•

in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•

if applicable, the number of warrants issued with each share of our preferred or common stock or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 29, 2008 and February 28, 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended February 29, 2008, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 29, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP on the consolidated financial statements and related financial statement schedule refer to the adoption by Circuit City Stores, Inc. of the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, in fiscal year 2008, and Statement of Financial Accounting Standard No. 123(R) (Revised 2004), Share Based Payment, and Statement of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), in fiscal year 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Transfer agent fees	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, Circuit City Stores, Inc. (the “Registrant”) is deferring payment of all of the Registration Fee.

(2)	An estimate of the aggregate amount of any of these expenses that may be applicable will be reflected in the relevant prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Virginia Stock Corporation Act (the “VSCA”) permits the Registrant to indemnify its officers and directors in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the Registrant and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director entirely prevails in the defense of any proceeding to which he was a party because he or she is or was a director of the Registrant, and further provides that the Registrant may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the Registrant), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The VSCA establishes a statutory limit on liability of officers and directors of the Registrant for damages assessed against them in a suit brought by or in the right of the Registrant or brought by or on behalf of shareholders of the Registrant and authorizes the Registrant, with shareholder approval, to specify a lower monetary limit on liability in the Registrant’s articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Registrant’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Registrant as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against all liabilities (including reasonable expenses) incurred by him or her in connection with any threatened, pending or completed action, suit, proceeding or appeal to which he or she may be made a party by reason of his or her being or having been a director or officer of the Registrant, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law. The Registrant’s Articles of Incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of the Registrant for monetary damages to the Registrant or its shareholders to the full extent permitted by the VSCA as currently in effect or as hereafter amended.

The Registrant has purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Registrant and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Registrant and (2) the Registrant to the extent that it indemnifies such directors and officers for losses as permitted under the laws of the Commonwealth of Virginia.

ITEM 16.	EXHIBITS

1.1*	Form of Underwriting Agreement for securities registered hereby.

4.1	Registrant’s Amended and Restated Articles of Incorporation, effective February 3, 1997, as amended through August 16, 2005 (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A/A filed on September 13, 2005 (File No. 1-5767), incorporated herein by this reference).

4.2	Registrant’s Bylaws, as amended and restated August 21, 2007 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 23, 2007 (File No. 1-5767), incorporated herein by this reference).

4.3	Form of Senior Debt Securities Indenture (filed herewith).

4.4	Form of Senior Debt Securities (included in Exhibit 4.3).

4.5	Form of Subordinated Debt Securities Indenture (field herewith).

4.6	Form of Subordinated Debt Securities (included in Exhibit 4.5).

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of Warrant Agreement.

4.9*	Form of Warrant Certificate (included in Exhibit 4.7).

5.1	Opinion of Hunton & Williams LLP (filed herewith).

12.1	Computation of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Senior Debt Securities (filed herewith).

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Subordinated Debt Securities (filed herewith).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia on the 19th day of June, 2008.

CIRCUIT CITY STORES, INC.

By:	/s/ Philip J. Schoonover
Philip J. Schoonover
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Bruce H. Besanko and Reginald D. Hedgebeth, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of June, 2008.

	Signature	Title

By:	/s/ Philip J. Schoonover Philip J. Schoonover	Chairman, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Bruce H. Besanko Bruce H. Besanko	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Philip J. Dunn Philip J. Dunn	Senior Vice President, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

By:	/s/ Ronald M. Brill Ronald M. Brill	Director

By:	/s/ Carolyn H. Byrd Carolyn H. Byrd	Director

By:	/s/ Ursula O. Fairbairn Ursula O. Fairbairn	Director

By:	/s/ Barbara S. Feigin Barbara S. Feigin	Director

By:	/s/ James F. Hardymon James F. Hardymon	Director

By:	/s/ Alan Kane Alan Kane	Director

By:	/s/ Allen B. King Allen B. King	Director

By:	/s/ Mikael Salovaara Mikael Salovaara	Director

By:	/s/ J. Patrick Spainhour J. Patrick Spainhour	Director

By:	/s/ Ronald L. Turner Ronald L. Turner	Director

By:	/s/ Carolyn Y. Woo Carolyn Y. Woo	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for securities registered hereby.

4.1	Registrant’s Amended and Restated Articles of Incorporation, effective February 3, 1997, as amended through August 16, 2005 (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A/A filed on September 13, 2005 (File No. 1-5767), incorporated herein by this reference).

4.2	Registrant’s Bylaws, as amended and restated August 21, 2007 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 23, 2007 (File No. 1-5767), incorporated herein by this reference).

4.3	Form of Senior Debt Securities Indenture (filed herewith).

4.4	Form of Senior Debt Securities (included in Exhibit 4.3).

4.5	Form of Subordinated Debt Securities Indenture (field herewith).

4.6	Form of Subordinated Debt Securities (included in Exhibit 4.5).

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of Warrant Agreement.

4.9*	Form of Warrant Certificate (included in Exhibit 4.7).

5.1	Opinion of Hunton & Williams LLP (filed herewith).

12.1	Computation of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Senior Debt Securities (filed herewith).

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Subordinated Debt Securities (filed herewith).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.